UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 16, 2021

Date of Report (date of earliest event reported)

salesforce.com, inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Salesforce Tower

415 Mission Street, 3rd Fl

San Francisco, CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

As previously disclosed, on December 1, 2020, salesforce.com, inc. (“Salesforce”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Skyline Strategies I Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce, Skyline Strategies II LLC, a Delaware limited liability company and a wholly owned subsidiary of Salesforce, and Slack Technologies, Inc. (“Slack”) pursuant to which, and upon the terms and subject to the conditions therein, Salesforce has agreed to acquire Slack (the “Transaction”).

The Transaction is conditioned on, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, on February 16, 2021, Salesforce and Slack each received a request for additional information and documentary material, often referred to as a “second request,” from the Antitrust Division of the Department of Justice (the “DOJ”) pursuant to the HSR Act.

On July 16, 2021, Salesforce and Slack were informed that the DOJ had closed its investigation of the Transaction. The parties currently anticipate the closing of the Transaction will occur on or about July 21, 2021, subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions set forth in the Merger Agreement that by their nature are to be satisfied at the closing of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021	salesforce.com, inc.

	By:	/s/ Amy Weaver
	Name:	Amy Weaver
	Title:	President and Chief Financial Officer